EXHIBIT 99.1

Perceptron Names Jay Freeland as Chairman of the Board

Freeland, Former FARO President and CEO, Succeeds W. Richard Marz Following Dedicated Service as Long-time Board Member and Chairman

PLYMOUTH, Mich., May 22, 2019 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced the appointment of Jay Freeland, a current independent director of Perceptron, as the new Chairman of the Board of Directors, effective immediately.

Mr. Freeland succeeds W. Richard Marz, who has retired from his position as Chairman of the Board. Mr. Marz will continue to serve as an independent director until a replacement is found. The Board of Directors will initiate a search to identify a replacement board member, with a strong and dedicated focus toward diverse candidates.

“We are incredibly excited to announce industry veteran Jay Freeland as Chairman of the Board,” said David Watza, President and CEO of Perceptron. “Jay’s broad resume of executive, financial and operational leadership, as well as his immense knowledge and experience in the metrology industry uniquely qualify him to drive the strategic direction of Perceptron. This appointment will enhance our continued focus on core competencies and market share penetration, as well as our pursuits for growth within automotive and adjacent industries.

We thank Rick for his many years of dedicated service as an independent director and Chairman. We appreciate his ongoing support and wish him all the best in his retirement.”

Mr. Freeland most recently served as President and Chief Executive Officer of FARO Technologies, Inc. (“FARO”) from December 2006 until December 2015, and as a Director of FARO from February 2006 until December 2015.  FARO is a publicly traded global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional measurement, imaging and realization systems.

Mr. Freeland commented, “I am honored to be appointed as Perceptron’s Chairman of the Board and am excited to offer my experience and unique perspective as a catalyst for continued momentum toward the Company’s current and future strategic initiatives. On behalf of our board, I appreciate Rick’s undeniable contributions to this company, and look forward to continuing his leadership of Perceptron in pursuit of long-term success.”

Mr. Marz has served as a director of the Company since 2000 and Chairman of the Board since 2008.

About Perceptron
Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

Safe Harbor Statement
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Company Contact:
Investor Relations
Perceptron, Inc.
investors@perceptron.com